UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2014

Layne Christensen Company

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34195	48-0920712
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1800 Hughes Landing Boulevard, Suite 700

The Woodlands, TX 77380

(Address of Principal Executive Offices) (Zip Code)

(281) 475-2600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 25, 2014, Layne Christensen Company’s (“Layne” or the “Company”) Board of Directors announced that the Board and Rene J. Robichaud have decided upon a transition in leadership. Accordingly, Mr. Robichaud has resigned as the Company’s President and Chief Executive Officer, effective immediately.

David A.B. Brown, Layne’s non-executive Chairman of the Board, has been appointed to serve in the additional capacities of President and Chief Executive Officer (and principal executive officer) effective immediately. John T. Nesser III has been appointed the lead independent director during the time period that Mr. Brown is serving as President and Chief Executive Officer. The Board will engage an executive search firm to identify Mr. Robichaud’s successor.

Mr. Brown has served as a director of Layne’s Board since 2003 and will continue in that role. In connection with his appointment as President and Chief Executive Officer, Mr. Brown resigned as a member of the Board’s Nominating and Corporate Governance Committee and Compensation Committee. Mr. Brown’s biographical information was previously disclosed in the Company’s definitive proxy statement for the 2014 annual meeting of stockholders, which was filed with the Securities and Exchange Commission (the “SEC”) on May 6, 2014.

On June 25, 2014, Mr. Brown accepted the position of President and Chief Executive Officer pursuant to an Offer Letter (the “Offer Letter”). The Offer Letter provides that Mr. Brown’s compensation will consist of the following: (1) an annual salary of $550,000 during the period that he is serving as President and Chief Executive Officer to be paid in accordance with the Company’s normal payroll procedures, and (2) a non-qualified stock option under the Company’s 2006 Equity Incentive Plan (the “Equity Plan”) for the purchase of that number of shares of common stock determined by dividing $275,000 by the value of such option determined by the Company’s option pricing model as of June 25, 2014 (the date of grant), with an exercise price per share equal to the Fair Market Value (as defined in the Equity Plan) of a share of the Company’s common stock as of June 25, 2014 and that will vest upon the earlier of (i) one year of service (after June 25, 2014) on the Board or as the President and Chief Executive Officer of the Company or (ii) the hiring of a successor President and Chief Executive Officer; provided that Mr. Brown is the President and Chief Executive Officer or a director on the vesting date. In accordance with the terms of the Equity Plan, if a Change in Control (as defined in the Equity Plan) occurs, the stock option will become fully vested. Mr. Brown is also eligible to participate in the Company’s retirement plans, health plans and other employee and executive benefit plans as sponsored by the Company. Mr. Brown will also be reimbursed for reasonable temporary housing and weekly commuting expenses to and from The Woodlands, Texas until a successor President and Chief Executive Officer is hired.

During the time that Mr. Brown is serving as President and Chief Executive Officer he will not be entitled to participate in any short-term cash incentive bonus plans of the Company or receive any additional compensation for serving as a director or the Chairman of the Board.

The foregoing description of Mr. Brown’s Offer Letter is qualified in its entirety by reference to the Offer Letter that is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

There are no arrangements or understandings between Mr. Brown and any other persons pursuant to which he was selected as President and Chief Executive Officer. There are also no family relationships between Mr. Brown and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with Mr. Robichaud’s departure from Layne, he is entitled under his existing Severance Agreement dated July 29, 2011 to receive severance benefits that include (i) 24 months of continued base salary, (ii) continued vesting of equity-based awards and a continued right to exercise outstanding stock options during the 24-month severance period, (iii) for any performance-based equity award that is exercisable, payable or becomes vested only if the applicable performance-based criteria is satisfied, such performance-based award will become exercisable, payable or vested at the time of and only if the underlying performance criteria is satisfied, (iv) for any performance-based stock options that become exercisable after the end of the 24-month severance period, such stock options will remain exercisable until the earlier of the original expiration date of the option or 90 days after the end of the 24-month severance period, (v) continued participation in the Company’s welfare benefit plans (or comparable arrangements) throughout the 24-month severance period, and (vi) payment of any applicable COBRA premiums.

Ninety thousand of the unvested shares of restricted stock granted to Mr. Robichaud as an inducement grant when he became President and Chief Executive Officer were forfeited as a result of his resignation as President and Chief Executive Officer. The Board elected to accelerate the vesting of the remaining 7,500 shares of restricted stock that were part of Mr. Robichaud’s inducement grant. Those restricted shares were scheduled to vested on July 29, 2014.

Pursuant to the Severance Agreement, Mr. Robichaud is subject to certain confidentiality provisions and covenants not to compete. If the Company’s Board of Directors determines that Mr. Robichaud has failed to comply with the foregoing requirements at any time during the next two years (subject to a notice and right to cure period in certain circumstances), the Company will have no further obligation to pay amounts or provide benefits otherwise payable under the Severance Agreement.

The foregoing description of Mr. Robichaud’s Severance Agreement is qualified in its entirety by reference to the Severance Agreement which was filed as Exhibit 10.2 to the Company’s Form 8-K filed with the SEC on August 1, 2011 and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On June 25, 2014, Layne issued a press release announcing the foregoing transition in leadership described above in Item 5.02. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1	Offer Letter of Layne Christensen Company, accepted by David A.B. Brown, dated as of June 25, 2014

99.1	Press Release dated June 25, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Layne Christensen Company
(Registrant)

Date: June 25, 2014	By	/s/ James R. Easter
James R. Easter
Senior Vice President and Chief Financial Officer